SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                 FORM 8-K
                               CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



             Date of Report (Date of earliest event reported)

                              June 23, 1998

                           EXTEN INDUSTRIES, INC.

         (Exact name or registrant as specified in its charter)



    Delaware              0-16354              52-1412493
(State or other         (Commission         (I.R.S. Employer
jurisdiction of         file number)       Identification No.)
incorporation
or organization)


9625 Black Mountain Road, Suite 218, San Diego, California 62126
      (Address of principal executive offices)        (Zip Code)


9625 Black Mountain Road, Suite 218, San Diego, California 62126
               (Mailing Address)                      (Zip Code)


       Registrant's telephone number, including area code:
                       (619) 578-9784


Item 5. OTHER EVENTS

The Registrant has announced that Mr. Farrest Loper has joined the board of directors. The board vacancy was due to the unfortunate recent passing of William Hoelscher.

For the past seven years Loper has been president of Loper & Associates,a firm providing executive strategic management services, specializing in turnarounds and growth acceleration. The firm consults to distribution, manufacturing and service firms. They also consult to capital-providing firms, for whom they provide business valuation and due diligence services. As president of Loper & Associates, Loper has served as president and CEO of T-Systems International, Stripping Technologies, and Ponsor Corp. In the early 90s, Loper was vice president/GM of Wavetek's San Diego Operations, and president of AiResearch Tucson, an Allied Signal aerospace company. For the prior 14 years he held senior executive engineering, manufacturing and marketing posts with Honeywell.

A copy of the June 23, 1998 Press Release is attached.


Item 7.  Financial Statements and Exhibits.

99.1 Press Release.



                          SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed, thereunto duly authorized.


                           EXTEN INDUSTRIES, INC.
                                (Registrant)

                           By:  /s/  W. GERALD NEWMIN
                           -----------------------------
                           Chairman, Chief Executive Officer
                                    and President


                                   Date: June 23, 1998